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                                                                   EXHIBIT 13(t)
                                  AMENDMENT TO
                           CO-ADMINISTRATION AGREEMENT

         This Amendment dated as of February 8, 2002, is entered into by NORTHERN FUNDS (the "Fund"), NORTHERN TRUST INVESTMENTS, INC. ("NTI") and PFPC INC. ("PFPC").

         WHEREAS, the Fund, The Northern Trust Company ("Northern") and PFPC entered into a Co-Administration Agreement dated as of July 31, 2000, as amended (the "Agreement") which appointed PFPC and Northern as Co-Administrators with respect to each investment portfolio listed as Schedule A to the Agreement;

         WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of January 1, 2001, Northern assigned its rights and obligations under the Agreement to NTI and NTI accepted all such rights and obligations;

         WHEREAS, the Fund, NTI and PFPC wish to amend certain terms of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. The final sentence of Article 16 of the Agreement shall be revised to read as follows:

          The Co-Administrators may, in their sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement that they are otherwise required to perform hereunder, provided that the Co-Administrators shall be responsible for all compensation payable to such subcontractors and shall remain responsible for the acts and omissions of such subcontractors to the same extent that the Co-Administrators are hereunder.

     II.  The following sentence shall be added as the final sentence of Section
12.2 of the Agreement:

          Notwithstanding anything to the contrary above, the first Renewal Term shall expire on March 31, 2002, and each successive Renewal Term shall expire on March 31.

     III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                          NORTHERN FUNDS


                                          By:  /s/ Lloyd A. Wennlund
                                              ----------------------

                                          NORTHERN TRUST INVESTMENTS, INC.


                                          By:  /s/ William H. Belden III
                                              --------------------------

                                          PFPC INC.


                                          By:  /s/ Stephen M. Wynne
                                              ---------------------


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